UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2018 (January 10, 2018)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	I.R.S. Employer Identification No.

1-5324	EVERSOURCE ENERGY (a Massachusetts voluntary association) 300 Cadwell Drive Springfield, Massachusetts 01104 Telephone number: (800) 286-5000	04-2147929
1-6392	PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE (a New Hampshire corporation) Energy Park 780 North Commercial Street Manchester, New Hampshire 03101-1134 Telephone number: (800) 286-5000	02-0181050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company
Eversource Energy	☐
Public Service Company of New Hampshire	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Eversource Energy	☐
Public Service Company of New Hampshire	☐

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 10, 2018, Public Service Company of New Hampshire (“PSNH”), a subsidiary of Eversource Energy (“Eversource”), closed its previously announced agreement to sell its thermal generating assets pursuant to the terms of a Purchase and Sale Agreement (the “Thermal Agreement”), dated as of October 11, 2017, with Granite Shore Power LLC.  The thermal generating assets included approximately 1,100 MW of primarily fossil fueled electricity generation plants, including PSNH’s 50 MW wood-burning Northern Wood Power Project at its Schiller Station in Portsmouth, New Hampshire. The original Purchase Price of $175 million was adjusted to reflect working capital adjustments, closing date adjustments and proration of taxes and fees prior to closing totaling approximately $40.9 million, resulting in net proceeds of approximately $134.1 million.

PSNH sold its thermal generating assets pursuant to the 2015 Public Service Company of New Hampshire Restructuring and Rate Stabilization Agreement (the “Settlement Agreement”).  The terms of the Settlement Agreement required, among other things, the divestiture of all of PSNH’s generating assets and the recovery of related stranded costs, which will be financed using long-term low-cost securitization bonds.  The Settlement Agreement was previously filed as Exhibit 99.1 to the Current Report on Form 8-K filed by Eversource and PSNH on June 11, 2015.   The Settlement Agreement was subsequently amended by the Amendment to the 2015 Public Service Company of New Hampshire Restructuring and Rate Stabilization Agreement, dated January 26, 2016, incorporated by reference to Exhibit 10.1.1 to the Combined Annual Report on Form 10-K filed by Eversource and PSNH with the Commission on February 26, 2016.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

On January 10, 2018, Eversource and PSNH issued a press release announcing the closing of the sale of PSNH’s thermal generating assets. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited condensed consolidated financial statements of PSNH attached as Exhibit 99.2 reflect the pro forma impact of the sale of the Thermal Generation Assets described above. The unaudited pro forma balance sheet as of September 30, 2017 depicts the impact of the sale of the Thermal Generation Assets as if it had occurred on September 30, 2017. The unaudited pro forma statements of income for the nine months ended September 30, 2017 and for the year ended December 31, 2016 depict the pro forma impact of the sale of the Thermal Generation Assets as if the transaction had occurred on January 1, 2016. The unaudited pro forma financial statements have been prepared for comparative purposes only and do not purport to be indicative of future results of operations or financial condition.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Eversource and PSNH announcing the closing of the sale of PSNH’s thermal generating assets effective January 10, 2018.
99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

EVERSOURCE ENERGY PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE (Registrants)
January 12, 2018	By: /S/ JAY S. BUTH Jay S. Buth Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Eversource and PSNH announcing the closing of the sale of PSNH’s thermal generating assets effective January 10, 2018.
99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements.